EXHIBIT 23.1

Consent of Williams &Webster, P.S., Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-104308) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended, the Registration Statement (Form S-8 Number 333-61048) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended and the PhotoWorks, Inc. Individual Nonqualified Option Agreements, the Registration Statement (Form S-8 Number 333-37698) pertaining to PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, the Registration Statement (Form S-8 Number 333-95277) pertaining to the PhotoWorks, Inc. 1999 Employee Stock Option Plan, and the Registration Statement (Form S-8 Number 33-24107), pertaining to the PhotoWorks, Inc. Incentive Stock Option Plan, of our report dated January 9, 2006, with respect to the consolidated financial statements and schedule of PhotoWorks, Inc. included in the Annual Report (Form 10-K) for the year ended September 24, 2005.

/S/ WILLIAMS & WEBSTER, P.S.

Spokane, Washington

January 10, 2006